UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-3474751666 (Commission File No.)	20-3898239 (I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2013 (U.S. time), Spansion Inc. (the “Company”) announced the execution of a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of April 30, 2013 (Japan Time), by and among Spansion LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Spansion LLC”), Nihon Spansion Limited, a Japanese corporation and a wholly owned subsidiary of Spansion LLC (“Buyer”), and Fujitsu Semiconductor Limited, a Japanese corporation (“Seller”). Pursuant to the Stock Purchase Agreement, Buyer and Spansion LLC have agreed to acquire certain subsidiaries and assets, including approximately 1,200 patents and patent applications, of Seller and assume certain liabilities of Seller for purposes of acquiring Seller’s business of designing, developing, marketing and selling analog semiconductor and microcontroller products (the “AM Business”). The purchase price for the AM Business is approximately $110 million. In connection with the sale of the AM Business, Seller intends to transfer approximately 1,100 of Seller’s employees primarily engaged in the AM Business to Buyer on or after the closing date.

The Company expects that the transaction will close between July and September of 2013. Consummation of the transactions contemplated by the Stock Purchase Agreement and the related ancillary agreements (the “Transactions”) is subject to the satisfaction of customary closing conditions set forth therein, including the absence of a Material Adverse Effect (as defined in the Stock Purchase Agreement) on the AM Business, the absence of legal actions relating to the Transaction, the accuracy of representations and warranties made by the parties, the receipt of certain regulatory and other consents and the execution of ancillary agreements.

The Stock Purchase Agreement provides that until the earlier of March 31, 2017 or the third anniversary of the closing date, Seller and its affiliates, including Fujitsu Limited, will not compete against the AM Business. In addition, in connection with the closing of the Transactions, Spansion LLC and Seller will enter into (i) certain IP assignment and license agreements to effect the transfer and license of the intellectual property related to the AM Business being assigned and/or licensed to Spansion LLC, (ii) ordinary course commercial agreements with Buyer for, among other things, foundry, sort and assembly and test services, a distribution agreement pursuant to which Fujitsu will act as a distributor of the products in the AM Business in Japan and for certain other accounts, and (iii) a transition services agreement pursuant to which Seller will provide Buyer with certain transition services in connection with the transition of the AM Business from Seller to Buyer.

In addition, Spansion LLC and Seller have agreed as a condition precedent to closing of the Transactions to negotiate an agreement for Spansion LLC to purchase existing inventory related to the AM Business for approximately $65 million, subject to adjustment depending on the valuation and volume of inventory available at the time of closing.

The Stock Purchase Agreement may be terminated: (i) by either Buyer or Seller if (A) the closing shall not have been consummated on or before October 30, 2013 (the “Termination Date”), provided, however, that the right to terminate the Stock Purchase Agreement under this clause (i) shall not be available to either party if the willful failure of such party or its affiliates to fulfill any obligation or covenant under the Stock Purchase Agreement required to be performed at or before the closing is the cause of, or resulted in, the failure of the closing to occur on or before such date; or (B) a governmental body shall have issued an order or taken any other action, in each case that has become final and non-appealable and that restrains, enjoins or otherwise prohibits any of the Transactions; (ii) by Buyer, if Buyer is not in material breach of its obligations under the Stock Purchase Agreement, and either (A) (1) any of the representations and warranties of Seller is untrue or inaccurate such that the related closing condition with respect to the accuracy of representations and warranties would not be satisfied or (2) there has been a breach on the part of Seller of any of its covenants or agreements contained in the Stock Purchase Agreement such that the related closing condition with respect to the performance of covenants in the Stock Purchase Agreement would not be satisfied, and, in each of case (1) and case (2), such breach (if curable) has not been cured within thirty (30) days after written notice to the Seller, or (ii) any of the closing conditions becomes incapable of being satisfied (and is not waived) on or before the Termination Date; or (iii) by Seller, if Seller is not in material breach of its obligations under the Stock Purchase Agreement, and either (A) (1) any of the representations and warranties of Buyer is untrue or inaccurate such that the related closing condition with respect to the accuracy of representations and warranties would not be satisfied or (2) there has been a breach on the part of Buyer of any of its covenants or agreements contained in the Stock Purchase Agreement such that the related closing condition with respect to the performance of covenants would not be satisfied, and, in each of case (1) and case (2), other than a breach by Buyer of its certain confidentiality covenants set forth in the Stock Purchase Agreement, such breach (if curable) has not been cured within thirty (30) days after written notice to the Buyer, or (ii) any of the closing conditions becomes incapable of being satisfied (and is not waived) on or before the Termination Date.

The foregoing description of the Stock Purchase Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference. The Stock Purchase Agreement contains representations and warranties by Spansion LLC and Buyer, on the one hand, and by Seller, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Moreover, certain representations and warranties in the Stock Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between Spansion LLC and Buyer, on the one hand, and Seller, on the other hand. Accordingly, investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts about Spansion LLC, Buyer or Seller at the time they were made or otherwise.

On April 29, 2013, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement to effect the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item. 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of April 30, 2013, among Fujitsu Semiconductor Limited, Nihon Spansion Limited, and Spansion LLC.*

99.1	Press Release dated April 29, 2013, announcing purchase of AM Business.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC. (Registrant)

Date: April 29, 2013	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Corporate Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of April 30, 2013, among Fujitsu Semiconductor Limited, Nihon Spansion Limited, and Spansion LLC.*

99.1	Press Release dated April 29, 2013, announcing purchase of AM Business.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request